UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2007 (January 5, 2007)

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard

Reston, VA 20191

(Address of principal executive offices, including zip code)

703-390-1899

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2007, a sufficient number of the limited partners of Mobile Satellite Ventures LP ("MSV LP”) entered into Amendment No. 2 to the Amended and Restated Limited Partnership Agreement of MSV LP (“Amendment No. 2”). Amendment No. 2 amended, effective immediately, certain provisions of the existing Amended and Restated Limited Partnership Agreement of MSV LP, including provisions relating to restrictions on transfer. A copy of Amendment No. 2 is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the BCE Option Exercise disclosed in Item 8.01 hereto is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 5, 2007, MSV Investors LLC and TMI Communications Delaware, Limited Partnership ("TMI Delaware") entered into the Termination of the Amended and Restated Stockholders' Agreement of Mobile Satellite Ventures GP Inc. (the "Termination Agreement"). The Amended and Restated Stockholders' Agreement of Mobile Satellite Ventures GP Inc. ("MSV GP") set forth the rights and obligations of the shareholders of MSV GP and was terminated in connection with the closing of the SkyTerra-BCE Exchange Transaction referenced in Item 8.01 below.

Section 8 - Other Events

Item 8.01 Other Events.

On January 5, 2007, SkyTerra Communications, Inc. (the “Company”) completed the closing of the previously announced transactions to acquire all of the equity interests in MSV LP and its general partner, MSV GP, owned by BCE Inc. (“BCE”) through the purchase of its wholly-owned subsidiary TMI Delaware. In exchange for approximately 8.0 million limited partnership interests in MSV LP and approximately 740 shares of MSV GP, the Company issued approximately 22.5 million shares of its non-voting common stock (the “SkyTerra-BCE Exchange Transaction”). SkyTerra is now the sole owner of MSV GP and owns approximately 83% of the outstanding limited partnership interests of MSV LP, prior to dilution for outstanding management options.

In addition, in connection with the SkyTerra-BCE Exchange Transaction, in exchange for 1,140,390 shares of the Company's non-voting common stock, the Company acquired an additional 404,393.96 limited partnership interests of MSV LP that BCE acquired from BCE or its subsidiary's employees who were current or former directors of MSV LP and/or of Mobile Satellite Ventures (Canada) Inc. who exercised options to purchase limited partnership interests of MSV LP (the “BCE Option Exercise”). The form of the Stock Purchase Agreement that the Company entered into is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

On January 5, 2007, in connection with the closing of the SkyTerra-BCE Exchange Transaction referenced above, a designee of BCE to the board of directors of MSV GP resigned. In addition, effective January 5, 2007, Mark Faris, the Chief Operating Officer of MSV LP, left MSV LP’s employment to pursue other interests.

On January 8, 2007, the Company issued a press release announcing completion of the acquisition of BCE's interests in MSV LP and MSV GP. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 2 to the Amended and Restated Limited Partnership Agreement of MSV

dated January 5, 2007.

10.2	Form of Stock Purchase Agreement.

99.1	Press release issued by the Company dated January 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 10, 2007

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ ROBERT C. LEWIS
Name:	Robert C. Lewis
Title:	Senior Vice President, Secretary and General Counsel